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                                                               Exhibit 99.(j)(1)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our report dated March 20, 2008 on the financial statements of the RiverSource Income Builder Basic Income Fund, RiverSource Income Builder Moderate Income Fund and RiverSource Income Builder Enhanced Income Fund of the RiverSource Income Series, Inc., included in the Annual Report for the period ended January 31, 2008, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 104 to the Registration Statement (Form N-1A, No. 2-10700) of the RiverSource Income Series, Inc.


                                     /s/ Ernst & Young LLP
                                     -------------------------------------------

Minneapolis, Minnesota
March 26, 2008